EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

                     This agreement ("Agreement") dated as of the 16th day of March, 2001, between Columbia Laboratories Inc. ("Columbia" or the "Company") a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 100 North Village Avenue, Rockville Centre, New York 11570 (hereinafter referred to as the "Company"), and
G. Frederick Wilkinson, who resides at 67 Lowery Lane, Mendham, New Jersey 07945 (hereinafter referred to as "Employee").

                               W I T N E SS E T H:

                     WHEREAS, the Company is and will be engaged in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                     WHEREAS, the employee, by reason of his knowledge, skill and ability is uniquely qualified to aid the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                     WHEREAS, the Company is desirous of employing the Employee to provide assistance to the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products and the Employee is desirous of being employed by the Company to assist it in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                     WHEREAS, the Company and Employee desire to enter into this Agreement so that the rights, duties, benefits and obligations of each in respect of the employment of the Employee for and by the Company will be fully



uNY2:\1028128\01\M1B401!.DOC\37965.0012
set forth under the terms and conditions stated herein upon the execution hereof; and

                     WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company have approved the employment of the Employee upon the terms and conditions set forth herein by a resolution issued by it, and have authorized the execution and delivery of this Agreement.

                     NOW, therefore, in consideration of the mutual promises contained herein, the payment of Ten ($10.00) dollars by each party to the other, the receipt of which is hereby duly acknowledged, and for other good and valuable consideration, the Company and Employee agree as follows:

                     1. EMPLOYMENT

                     The Company hereby employs the Employee in an executive capacity, specifically as "President and Chief Executive Officer."
The Employee hereby accepts such employment and agrees to perform the services and duties specified herein.

                     2. TERM

                     (a) The term of this Agreement ("Term") shall be for a period of Three (3) years from the commencement of the Employee's active employment on or about April 15, 2001, unless sooner terminated in accordance with the terms and conditions set forth herein.

                     (b) Upon the mutual agreement of the Employee and the Company, the Term may be extended for an additional period of years, either upon the terms and conditions set forth herein, or upon any other terms and


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
conditions as may be mutually agreed in writing between the Employee and the Company. Within six (6) months of expiration of the Agreement's present Term, the Employee and the Company will conclude all negotiations regarding (i) any extension of the Term, (ii) renewal of the Agreement, or (iii) expiration of the Agreement. This Agreement shall otherwise terminate as provided for in Article 2(a) or Articles 5-9, and there shall not be any automatic renewal or other similar extension of the Term, except as otherwise provided in Article 9.

                     3. DISABILITY

                     Disability occurs when, during the Term, the Employee becomes unable to perform his duties as provided for herein by reason of illness or injury for a consecutive period of One Hundred and Eighty (180) days. Upon expiration of the 180 consecutive days, the Company may on Thirty
(30) days written notice to the Employee, terminate the officership held by Employee. In the event of such termination, the Employee shall remain an employee of the Company and receive Seventy (70%) percent of his base salary and annual bonus (based on the amount of his prior year's bonus or 10% of his base salary, whichever is greater) and all of his fringe benefits as is set forth below in this Agreement at Articles 11 and 13, respectively through the remainder of the Term hereof. In addition, the employee's Stock Options will vest and become exercisable the earlier of twelve (12) months following the termination of the Employee's officership or at the end of the Term of the Agreement.

                     4. DEATH DURING TERM OF AGREEMENT

                     If the Employee dies during the Term of this Agreement, the Company shall pay to his estate the Employee's then present base salary and the annual bonus to which he would be entitled or a minimum of 10% of his then


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
present base salary, whichever is greater, for the longer of (i) Two (2) years from the date of his death, or (ii) through to the termination date of this Agreement. Said sums shall be paid in a single lump sum within 30 days of the demand for payment by the Executor of the Employee's estate. In addition, the Employee's Stock Options shall immediately vest and become exercisable and remain exercisable for the duration of the exercise period.

                     5. TERMINATION FOR CAUSE

                     "Cause" shall mean:

                     (a) The Employee's unexcused absence for any reason other than vacation, illness, or injury for a period of forty-five (45) consecutive days.

                     (b) Willful failure on the part of the Employee to (i) follow material instructions or policy of the Board of Directors given or adopted in good faith, or (ii) carry out an agreed upon policy or course of action as determined by (a) the Board of Directors or (b) a committee of the Board of Directors, any or all of which is to the detriment of the Company; provided that, all of said policies, instructions, and/or courses of action are communicated to and received by the Employee.

                     (c) The Employee's willful and material misconduct in carrying out his duties under this Agreement.

                     (d) The Employee is convicted of a felony crime in connection with the performance of his duties under this Agreement.


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
                     For purposes of this Agreement, "willful" shall mean a deliberate act or deliberate failure to act in which the Employee did not have a good faith basis, and shall not include any act or failure to act resulting from any incapacity of the Employee.

                     Termination for Cause shall not take effect unless the provisions of this paragraph are complied with. The Employee shall be given written notice by the Company of its intention to terminate him for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based. That written notice shall be given to the Employee within ninety (90) days of the Company's learning of such act(s) or failure(s) to act. The Employee shall then have thirty (30) days after receipt of such written notice to cure such conduct, to the extent such cure is possible. If the Employee fails to cure such conduct at the end of the thirty (30) day period, the Employee shall then be terminated for Cause.

                     In the event the Company terminates the Employee for Cause as set forth above, he shall be entitled to the following:

                     (A) The Employee's base salary through the date of termination, which shall be paid in a single lump sum not later than fifteen
(15) days following the Employee's effective date of termination of employment;

                     (B) The Employee's pro rata share of the annual bonus he would otherwise have been entitled to or a pro rata share of 10% of the Employee's base salary, whichever is greater, until the Employee's effective date of termination of employment;



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
                     (C) Fringe benefits through the last date of the month of the effective date of termination of employment;

                     (D) The Employee's total accrued and unused vacation time; and

                     (E) The Employee's stock options shall immediately vest and become exercisable and remain exercisable for the duration of the exercise period.

                     7. RESIGNATION

                     In the event the Employee resigns from his employment prior to expiration of its Term, and provided that such resignation is not associated with a Change of Control as set forth in Article 9, the Employee shall provide the Company with thirty (30) days written notice of his intention to resign. The Employee shall be entitled to the rights and payments set forth in Article 6(A) through 6(E) upon the effective date of his separation of employment, which effective date shall occur upon expiration of the thirty (30) day notice period or any subsequent date agreed to by the Company and the Employee.

                     8. TERMINATION WITHOUT CAUSE

                     In the event the Employee is terminated during the Term of this Agreement by the Company Without Cause, other than due to death or disability, the Company shall provide the Employee with thirty (30) days advance written notice of the effective date of termination. In lieu of notice, the Employee shall be entitled to a lump sum payment in an amount equal to 30 days base salary and annual bonus pro rated. The Employee shall also be entitled to the following:


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
                     (a) The Employee's base salary and annual bonus for the remainder of the Term of the Agreement, which payments shall be made in accordance with the Company's policy for payment of executive salaries. The Employee's base salary shall be adjusted annually to reflect increases in a percentage comparable to other Company officers, but in no case less than 5% of his base salary at the time of the termination.

                     (b) Fringe benefits for the Employee and his family through the Term of the Agreement and for a period of five (5) years following the termination of his employment, unless during the five year period the Employee obtains comparable benefits from another employer;

                     (c) Lump sum payment at the conclusion of the Term of the Agreement for the Employee's total accrued and unused vacation time - to be based on the Employee's base salary for the third year of the Term; and

                     (d) The Employee's stock options shall immediately vest and become exercisable upon the effective date of termination and remain exercisable for the duration of the exercise period.

                     9. CHANGE OF CONTROL

                     "Change of Control" means the merger or consolidation of the Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation)); the acquisition by another person of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of


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the Company; or other transaction involving the Company pursuant to which the
Common Stock would be converted into cash, securities or other property.

                     In the event of a Change of Control, and regardless of whether or not the Employee is considered for or offered a position with the new entity, the Employee shall automatically be entitled to all of the rights and payments set forth in Article 8 regarding Termination Without Cause. However, in the event of a Change in Control, the payments described in Articles 8(a) and 8(c) shall be paid to the Employee in a single lump sum within 30 days of any Agreement setting forth the terms and conditions for the Change of Control or the Closing Date of the Change of Control, whichever is earlier. Upon a Change of Control and after all of the rights and payments under Article 8 are issued and concluded, this Agreement shall terminate.

                     10. DUTIES

                     (a) The Employee shall perform the following duties in connection with his employment, all of which shall be subject to the paramount directions of the Board of Directors of the Company:

                     (i) To serve as "President and Chief Executive Officer" of the Company; and

                     (ii) To assist the Company in its business affairs and scientific dealings relating to the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products, as well as in the Company's dealings with other companies, its regulatory affairs, banking and other financial institutions and other groups and institutions, and


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to perform the duties of, and be responsible for the office of Chief Executive
Officer of the Company; and

                     (iii) To undertake such specific assignments, consistent with his office and position, as may be given to him from time to time by the Board of Directors; and

                     (iv) To become a member of and serve as a director of the Company, and then stand for re-election to the Board of Directors, and as, if and when so re-elected to continue to serve as a director of the Company, and also if qualified and so elected, to serve as a director of any subsidiary or affiliate of the Company.

                     (b) Employee shall devote his best efforts and skills to the affairs of the Company, and to the performance of the duties set forth in this Article 10, on a full-time basis. The Employee shall not participate in any outside business activity that will either (i) materially interfere with, or
(ii) constitute a conflict of interest with the performance of the Employee's duties and employment pursuant to this Agreement. The foregoing notwithstanding, the Employee has disclosed to the Company his other outside business interests ("Outside Business Interests") which are listed on Schedule "1" hereto and the Company with this full knowledge has consented to the Employee's continuance thereof. Moreover, the Company agrees to permit the Employee to involve himself in other similar Outside Business Interests, on condition that they similarly be disclosed prior to their being commenced. The Employee may also manage his investments and personal affairs and devote such reasonable time as is necessary to do so.


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
                     11. COMPENSATION

                     (a) Base Salary

                     The Employee shall receive for the discharge of his duties and activities on behalf of the Company as provided for herein, an annual salary ("Base Salary") of Four Hundred Fifty Thousand ($450,000.00) dollars, which shall be paid by the Company to the Employee in equal and regular installments not less frequently than monthly, in accordance with the Company's policy for payment of executive salaries. The Employee shall be entitled to annual increases in his base salary based upon specific goals established between the Employee and the Board of Directors at the beginning of each calendar year based on earnings per share, net revenue, expense management to budget, completion of licensing arrangements, progress to plan on all R & D projects, and key management recruitment and hiring, but in all respects such increases shall be subject to the review and determination of the Compensation Committee of the Board, whose decision will be final and binding.

                     (b) Bonus

                     The Employee shall receive an annual bonus to be determined by the compensation committee of the Board of Directors of the Company which shall be tied to the performance of the Company but in no event shall be less than Ten (10%) percent of the Base Salary set forth above as determined based on mutually agreed upon criteria. This bonus will be paid within sixty (60) days of the end of each calendar year.

                     Specific goals will be established between the Employee and the Board of Directors at the beginning of each calendar year based on earnings


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
per share, net revenue, expense management to budget, completion of licensing arrangements, progress to plan on all R & D projects, and key management recruitment and hiring.

                     (c) Bonus Compensation Options

                     The Employee may receive an additional annual bonus in the form of options to purchase ("Options") $.01 par value per share common stock of the Company ("Common Stock"), pursuant to the Company's Incentive Compensation Plan now in effect, or from any subsequent similar plan as shall be made available to senior executives of the Company, if it is determined to be warranted by the Board of Directors.

                     12. OPTIONS AND WARRANTS

                     The Employee as a condition of his employment is herewith granted Options and Warrants to purchase shares of the Company's Common Stock ("Grant(s)"). The Grant of the Options shall be made pursuant to the Company's Stock Option Plan now in effect, as may be amended from time to time ("Plan"), and the Company shall forthwith enter into its standard Option agreement with the Employee for the issuance of the Options, which option agreement shall be subject to the terms and conditions contained in the Plan. In respect of the Grant of the Warrants, the Company shall forthwith issue its Warrant to be countersigned by the Employee. All Options and/or Warrants issued to the Employee will be exercisable at a price equal to, or greater than the fair market value of the Company's Common Stock on the date of the Grant. The following are the Grant amount, exercise prices and vesting times of the Options and Warrants agreed to be issued to Employee as a condition and part of his initial employment:



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                     (a) A Grant of 500,000 Options with an exercise price equal to the closing price of the Company's Common Stock on the American Stock
Exchange ("AMEX") on March 12, 2001, which grant shall vest to the Employee on a Four year linear vesting basis, i.e., Twenty Five (25%.) percent of the Grant each year on the anniversary of the commencement of the Employee's employment with the Company;

                     (b) A Grant of 350,000 Warrants with an exercise price equal to Two Dollars and Fifty Cents ($2.50) over the closing price of the Company's Common Stock on the AMEX on March 12, 2001, which grant shall vest to the Employee on a Four year linear vesting basis, i.e., Twenty Five (25%) percent of the Grant each year on the anniversary of the commencement of the Employee's employment with the Company;

                     13. FRINGE BENEFITS

                     In addition to the Compensation and Options and Warrants set forth in Articles 11 and 12 above, the Employee shall be entitled to receive the following benefits:

                     (a) Any benefits under group hospitalization, health, dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance, or contingent compensation plan, or any other present or future plan, including any qualified retirement plan, for which any executives are or shall become eligible. In the event the Employee is not eligible for health benefits as described above, by reason of age, location or otherwise the Employee shall be provided equivalent benefits determined at the election of the Company. The Employee shall receive the foregoing benefits during the five (5) years period following the termination of his employment under this Agreement, if he is unable to procure such benefits elsewhere; and



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                     (b) An annual vacation of either or a combination of (i) up to Four (4) consecutive weeks or (ii) up to any Thirty (30) days ("Vacation Period"). Full compensation shall be paid during any Vacation Period. Any portion of any Vacation Period not used within any year shall be accrued on January 1 of each year and will accumulate, and may be used by the Employee at any time during his employment in accordance with the provisions of this Article
8. In the event that the Employee has not used all of his accrued and accumulated vacation time at the termination of his employment, then the employee may then elect to have his accrued and accumulated Vacation Period time converted to annual Base Salary, pro rata at the then prevailing Base Salary, regardless of when the unused vacation time accrued; and

                     (c) The Employee may incur and shall be reimbursed for reasonable expenses which are related to the Company's business, including expenses for entertainment, travel and similar items ("Approved Reimbursable Expenses"). All such reimbursement of Approved Reimbursable Expenses shall be made within Thirty (30) days of receipt by the Company from the Employee of an itemized account and if necessary proper substantiation of Approved Reimbursable Expenses. In order to facilitate the payment of the Approved Reimbursable Expenses, the Company shall furnish the Employee with Company acquired credit cards as may be available to all other executive officers of the Company; and

                     (d) The Employee shall be given a private office with secretarial help and any and all reasonable facilities and services, at a location where the Company will maintain its new principal offices, to be located in the greater metropolitan New York City area as determined by the Employee, which office shall be suitable with his position as President and CEO, and so as to assist in the performance of his duties and activities.


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
                     (e) The Employee shall be given no automobile allowance or automobile lease plan.

                     14. DISCLOSURE OF INFORMATION AND NON-COMPETITION

                     (a) The Employee recognizes and acknowledges that during the course of his employment he will have access to certain "Confidential Information" of the Company and that such information constitutes valuable, special and unique property of the Company. During the term of this Agreement and following termination of his employment hereunder, the Employee will not, without the prior written consent of the Company, disclose Confidential Information, except in the performance of his duties under this Agreement or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Employee is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

                     "Confidential Information" shall mean all information concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of "Confidential Information" is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Employee, or (ii) regarding the Company's business or industry properly acquired by the Employee in the course of his career as an executive in the Company's industry and independent of the Employee's employment by the Company. For this purpose, information known or available generally within the trade or industry of the


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Company or any Subsidiary shall be deemed to be known or available to the public.

                     (b) During the term of this Agreement, the Employee will not, directly or indirectly, engage in any business enterprise or activity, which is competitive with the business of the Company either as an employee, consultant, partner, shareholder, or in any other capacity. For the purposes of this covenant not to compete, a competing business enterprise will be deemed competitive only if such business enterprise (i) conducts research, develops and/or tests products (the "Development") similar to the products the Company then has under Development, or (ii) offers for sale in any market in which the Company has significant sales, one or more products for which the major claimed usage or usages overlap materially with the product or products of the Company in existence at the time of termination of Employee's employment. Provided however, that the Employee's work for Watson Pharmaceuticals, Inc. during a transition period that will conclude on or before April 14, 2001 shall not constitute a violation of this paragraph.

                     Further, the Employee agrees that he will not either during or within One (1) year subsequent to the termination of his employment, solicit, attempt to solicit, or attempt to persuade any employee, dealer, supplier or customer of the Company to discontinue its business relationship with the Company.

                     (c) The Employee and the Company acknowledge that it would be very difficult or impossible to measure the damages resulting from a breach of this Article 14, and that any such breach would cause immediate and irreparable harm. Therefore, the Employee hereby agrees that any material breach


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or threatened breach by him of any provision of this Article 14 shall entitle the Company, in addition to any other legal remedies available to it, to seek from any Court of competent jurisdiction a temporary and permanent injunction in order to enjoin such material breach or threatened breach. Provided, however, that nothing contained in this paragraph shall prevent the Employee from contesting such court action or the issuance of any injunction on the ground that no violation occurred.

                     15. PATENTS AND PROPRIETARY RIGHTS

                     During the Term of employment all work product emanating directly and/or indirectly from the Employees duties and activities effected on behalf of the Company ("Work Product"), shall be exclusively owned by the Company. In the event that any such Work Product is the subject of an application for patent, copyright, trade mark or similar proprietary protection ("Application"), then regardless of the name of the person or entity submitting the Application, the Employee hereby acknowledges the Company's exclusive rights in and to the Application for proprietary protection. In the event that the Application results in the issuance of the requested proprietary protection, e.g. a patent, then the Employee hereby acknowledges the Company's exclusive ownership therein, and the employee will execute any documents necessary to give effect and implement this ownership, including but not limited to an assignment of the Application and/or the issued proprietary protection.

                     16. NOTICES

                     Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and actually delivered, or if sent either by Federal Express, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:


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                         As to Company:      100 North Village Avenue
                                             Rockville Centre, New York 11570

                         As to Employee:     67 Lowery Lane
                                             Mendham, New Jersey 07945

or to such other address as either party shall designate by written notice to the other.

                     17. ASSIGNMENT

                     The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee acknowledges that the services to be rendered by him are unique and personal, and accordingly, he may not assign any of his rights, duties, obligations or benefits under this Agreement.

                     18. ENTIRE AGREEMENT

                     This Agreement contains the entire agreement and understanding of the Company and the Employee with respect to the subject matter hereof, and shall incorporate, merge and supersede all prior agreements and understandings had between the Company and the Employee, either oral or written, if any. No modification, change or amendment to this Agreement, shall be binding upon the Company or the Employee unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

                     19. INDEMNIFICATION

                     The Company agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit, proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of


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the fact that he is or was a director, officer or employee of the Company or any
Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee, or agent, the Employee shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith, and such indemnification shall continue as to the Employee even if he has ceased to be a director, member, officer, employee, or agent of the Company or other entity and shall inure to the benefit of the Employee's heirs, executors, and administrators. In the event the Company does not provide a defense by retention of counsel (who is agreed upon by the Company and the Employee), then the Company shall advance to the Employee all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provision of this Article shall not be deemed exclusive of any other rights of indemnification to which the Employee may be entitled or which


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may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

                     20. LIABILITY INSURANCE

                     The Company agrees to maintain and continue a directors and officers' liability insurance policy covering the Employee to the extent the Company provides such coverage for its other executive officers.

                     21. MISCELLANEOUS

                     (a) This Agreement and the implementation of it shall be subject to and governed by the laws of the State of New York, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Agreement, or (ii) any dispute relating to the employment relationship created by the Agreement, shall only be brought in the State or federal courts of New York.

                     (b) The Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                     (c) The failure of any provision of this Agreement shall in no manner affect the right to enforce the remainder of this Agreement, and the waiver by either the Company or the Employee of any breach of any provision of this Agreement shall not be construed to be a waiver by the Company or the Employee of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Agreement.



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                     IN WITNESS WHEREOF, the parties hereto have executed this
                     Agreement on 16 March, 2001.


WITNESS:                          Employee:

/s/ Richard Brown                 /s/ G. Frederick Wilkinson
--------------------------        ----------------------------------------------
RICHARD BROWN                     G. FREDERICK WILKINSON





                                  Company:
                                  COLUMBIA LABORATORIES, INC.
Witness:

/s/ Philip M. Laughlin            By: /s/ James J. Apostolakis
--------------------------            ------------------------------------------
PHILIP M. LAUGHLIN                    JAMES APOSTOLAKIS,
                                      President













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                                   SCHEDULE 1
                                   ----------

                           Outside Business Interests
                           --------------------------

As of execution date:

1. Wilkinson will continue to work for Watson Pharmaceuticals, Inc. for a transition period that will conclude on or before April 14, 2001.

Columbia Laboratories, Inc.

/s/ James J. Apostolakis
-----------------------------------
By: JAMES APOSTOLAKIS, President


/s/ G. Frederick Wilkinson
-----------------------------------
G. FREDERICK WILKINSON


Dated: March 16, 2001


As and after execution date:                                Effective date:
----------------------------                                ---------------

1. Wilkinson will continue to work for Watson               1. Immediately.
   Pharmaceuticals, Inc. for a transition
   period that will conclude on or before
   April 14, 2001.


Columbia Laboratories, Inc.

/s/ James J. Apostolakis
-----------------------------------
By: JAMES APOSTOLAKIS, President


/s/ G. Frederick Wilkinson
-----------------------------------
G. FREDERICK WILKINSON


Dated: March 16, 2001